Exhibit 99.15
STOCK POWER FORM

VALUE RECEIVED, I/we hereby sell, assign and transfer to (1):	41-2216884 Social Security # or Tax I.D. # of New Owner.

(2)	MH FINANCIAL ASSOCIATES, LLC
Print/Type all Names & Address of NEW OWNERS, Indicate if joint, trust or custodian account

5300 Meadows Road, Suite 400
Lake Oswego    OR   97035
City           State     Zip Code

Transfer (3) _______________ certificate shares represented by the enclosed certificate number(s) (4) ___________________, AND/OR (5) __________________ book-entry shares (including shares held for you in a divided reinvestment or other plan)

Registered to (6)_________________________________________________

Account number (7) ______________________________________________

The undersigned does (do) hereby irrevocably constitute and appoint _______________________ attorney to transfer the said stock on the books of
                        microHelix, Inc.    with full power of substitution in the premises.
     Company Name

Signature(s) of Registered Owners: Please sign as name appears on registration. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title of such.

(8) _______________________________________________  Date: _______________________
    Signature or registered holder of authorized representative

      _______________________________________________  Telephone: __________________
    Signature of Joint Owner

Affix Medallion Signature Guarantee by a financial institution enrolled in an approved Medallion Program pursuant to S.E.C. Rule 17Ad-15.